Exhibit 10.72

AMENDMENT NO. 1 TO

NON-QUALIFIED STOCK OPTION GRANT AGREEMENT

THIS AMENDMENT NO. 1 TO NON-QUALIFIED STOCK OPTION GRANT AGREEMENT (the “Amendment”) is made as of the      day of January, 2009 (the “Effective Date”), by and between KINDRED HEALTHCARE, INC., a Delaware corporation (the “Company”), and                                  (the “Director”).

WHEREAS, in order to promote effective Board processes consistent with good corporate governance, the Executive Compensation Committee of the Board of Directors of the Company (the “Committee”) has amended and restated the Kindred Healthcare, Inc. 2001 Equity Plan for Non-Employee Directors, Amended and Restated (as amended and restated, the “Plan”) to permit non-employee directors who are in good standing with the Company to maintain their proprietary interests in the Company after they retire or otherwise do not stand for re-election to the Board of Directors.

WHEREAS, the Plan provides for the grant to non-employee directors of non-qualified stock options to purchase shares of common stock of the Company, par value $.25 per share (the “Common Stock”).

WHEREAS, the Committee previously granted to the Director non-qualified stock options to purchase shares of Common Stock pursuant to a Non-Qualified Stock Option Grant Agreement dated              ,          (the “Grant Agreement”).

WHEREAS, the Company and the Director desire to amend the Grant Agreement pursuant to the terms of this Amendment.

WHEREAS, the Company and the Director agree that the terms and provisions of the Grant Agreement shall continue except as specifically amended herein.

NOW, THEREFORE, in consideration of the premises and the respective covenants and agreements contained herein, and intending to be legally bound hereby, the Company and the Director agree as follows:

1. Amendment to Section 6. As of the Effective Date, Section 6 of the Grant Agreement shall be revised in its entirety to read as follows:

“6. Expiration Date. Subject to the provisions of the Plan and the terms of this Agreement, the Option shall expire on              ,         . In addition, the following shall apply to the Option:

(i) if the Director ceases to be a director of the Company for any reason other than Retirement, failure to be nominated by the Board of Directors for re-election, death, Disability or removal for Cause, the Option shall terminate three months after the Director ceases to be a director of the Company (unless the Director dies during such period), or on the Option’s expiration date, if earlier, and shall be exercisable during such three-month period only with respect to the number of shares which the Director was entitled to purchase on the day preceding the day on which the Director ceased to be a director;

(ii) If the Director ceases to be a director of the Company because of Retirement or failure to be nominated by the Board of Directors for re-election, the Option shall terminate on the Option’s expiration date and shall be exercisable until the Option’s expiration date only with respect to the number of shares which the Director was entitled to purchase on the day preceding the day on which the Director ceased to be a director.

(iii) if the Director ceases to be a director of the Company because of removal for Cause, the Option shall immediately terminate on the date of the Director’s removal; and

(iv) in the event of the Director’s Disability or death while serving as a director of the Company, or the Director’s death within three months after the Director ceases to be a director (other than by reason of removal for Cause, Retirement or failure to be nominated by the Board of Directors for re-election), the Option shall terminate upon the earlier to occur of (A) 12 months after the date of the Director’s death or Disability, or (B) the Option’s expiration date. The Option shall be exercisable during such period after the Director’s death or Disability with respect to the number of shares as to which the Option shall have been exercisable on the date preceding the Director’s death or Disability, as the case may be.”

2. Ratification of Grant Agreement. Except as expressly modified by this Amendment, all other terms and provisions of the Grant Agreement shall remain in full force and effect, unmodified and unrevoked, and the same are hereby reaffirmed and ratified by the Director and the Company as if fully set forth herein.

3. Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the Company has caused this Amendment to be duly executed by its duly authorized officer and said Director has hereunto signed this Amendment on the Director’s own behalf, thereby representing that the Director has carefully read and understands this Amendment and the Plan, as of the day and year first above written.

KINDRED HEALTHCARE, INC.

By:	Richard A. Lechleiter
Title:	Executive Vice President and
Chief Financial Officer